Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-146178 on Form S-1 and No. 333-168264 and No. 333-168265 on Form S-8 of Cape Bancorp, Inc. of our report dated March 16, 2009, with respect to the consolidated statement of income, changes in stockholders’ equity, and cash flows for the year ended December 31, 2008, which report is incorporated by reference in Form 10-K of Cape Bancorp, Inc. for the year ended December 31, 2010.

Crowe Horwath LLP
Livingston, New Jersey
March 11, 2011